Exhibit 3.5

[ LOGO OF STATE OF NEVADA ]

DEAN HELLER

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT

(Pursuant to NRS 78.385 and 78.390)

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – Before issuance of Stock)

1.

Name of Corporation :  BERITA INTERNATIONAL CORPORATION

2.

The articles have been amended as follows:

The name of the company is now changed to KEIJI INTERNATIONAL GROUP INC.

3.

The undersigned declare that they constitute at lest two-thirds of the incorporations (x), or of the board of directors ( ).  (Check one box only)

4.

Effective date of filing (optional):_______________________

5.

The undersigned affirmatively declare that to the date of this certification, no stock of the corporation has been issued.

6.

Signatures:

/s/ Yulong Guo

President

*If more than two signatures, attaché an 81/2 x 11 plain sheet with additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE